Exhibit 99.1

WestRock Reports Fiscal 2019 Fourth Quarter Results

North American Organic Box Shipments Increased 2.2%

ATLANTA--(BUSINESS WIRE)--November 7, 2019--WestRock Company (NYSE:WRK), a leading provider of differentiated paper and packaging solutions, today announced results for its fiscal fourth quarter and fiscal year ended September 30, 2019.

Fourth Quarter 2019 Highlights

  Earned $1.20 per diluted share and $1.24 of adjusted earnings per diluted share compared to $1.08 per diluted share and $1.29 of adjusted earnings per diluted share in the prior year quarter
  Corrugated Packaging Segment EBITDA margin of 23.1% and North American Adjusted Segment EBITDA margin of 23.2%
  Consumer Packaging Segment EBITDA margin and Adjusted Segment EBITDA margin of 16.1%, an increase of 50 basis points and 100 basis points, respectively, compared to the prior year quarter
  Net cash provided by operating activities of $911 million and Adjusted Operating Cash Flow of $942 million; total debt declined by $475 million sequentially

Full Year 2019 and Other Highlights

  Earned $3.33 per diluted share and $3.98 of adjusted earnings per diluted share compared to $7.34 and $4.09, respectively, in the prior year
  Completed KapStone acquisition and achieved run rate of $90 million in synergies and performance improvements
  Invested $1.37 billion in capital expenditures, including $0.5 billion in strategic capital projects
  Generated net cash provided by operating activities of $2.31 billion and Adjusted Free Cash Flow of $1.04 billion
  Returned $557 million to stockholders through dividends and stock repurchases
  Reduced total debt by $757 million since December 31, 2018
  Increased annual dividend by 2.2% to an annualized rate of $1.86 per share

“The WestRock team executed well and delivered strong financial results for both the fourth quarter and the fiscal year,” said Steve Voorhees, chief executive officer. “As we move forward into fiscal year 2020, we remain focused on organic growth, including partnering with our customers to develop fiber-based packaging solutions that help them meet their sustainability goals. With uncertain macro-economic conditions, we are acting to deliver on our productivity and cash flow generation goals.”

Consolidated Financial Results

WestRock’s performance for the three months ended September 30, 2019 and September 30, 2018 (in millions):

	Three Months Ended
	Sep. 30, 2019	Sep. 30, 2018	Change

Net sales	$4,651.6	$4,236.6	$415.0
Less: Recycling net sales	-	(106.1)	106.1
Net sales, excluding Recycling	$4,651.6	$4,130.5	$521.1

Segment income	$584.5	$512.8	$71.7
Non-allocated expenses	(15.9)	(19.8)	3.9
Depreciation	272.5	232.4	40.1
Amortization	110.6	81.9	28.7
Segment EBITDA	951.7	807.3	144.4
Adjustments (1)	(61.2)	(5.8)	(55.4)
Adjusted Segment EBITDA	$890.5	$801.5	$89.0

(1) See the Adjusted Net Income tables on page 12 and 13 for adjustments

Operating Highlights for the Three Months Ended September 30, 2019 compared to September 30, 2018:

Net sales increased $415 million compared to the prior year quarter, primarily due to the acquisition of KapStone Paper and Packaging Corporation (“KapStone”). The KapStone acquisition-related increase in sales was partially offset by lower corrugated volumes and prices. The increase in net sales was also partially offset by the absence of $106 million of recycling net sales compared to the prior year quarter since the Company transitioned recycling to a procurement function and ceased recording recycling net sales at the beginning of fiscal 2019. Consumer Packaging segment net sales were lower by $41 million, primarily due to lower volumes and unfavorable foreign currency impacts.

Segment income increased $72 million compared to the prior year quarter, primarily due to $64 million of increased Corrugated Packaging segment income. Consumer Packaging segment income increased $5 million. The increase in consolidated segment income was primarily due to insurance proceeds related to the receipt of Hurricane Michael that were primarily associated with the Panama City, Florida, mill, the contribution from the acquired KapStone operations, productivity improvements and cost deflation. This was partially offset by lower selling price/mix and volumes.

Additional information about the changes in segment net sales and income is included in the discussions below.

Restructuring and Other Items

During the fourth quarter of fiscal 2019, the Company announced a plan to reconfigure the North Charleston, South Carolina, mill. The Company expects to shut down one paper machine in fiscal 2020 and reduce linerboard capacity by approximately 288,000 tons. After this shutdown, the mill will focus on manufacturing differentiated DuraSorb® and KraftPak® products. We anticipate the reconfiguration will reduce costs by $40 million on an annual run rate basis. Restructuring and other items during the fourth quarter of fiscal 2019 included the following pre-tax costs:

  $21 million of restructuring costs associated with the North Charleston, South Carolina, mill, primarily consisting of impairment of equipment and severance and other employee costs
  $34 million of restructuring costs, primarily associated with severance and other employee costs, including a voluntary retirement program and the consolidation of operations
  $12 million of integration costs, primarily related to the KapStone acquisition

Net Cash Provided By Operating Activities and Other Financing and Investing Activities

Net cash provided by operating activities was $911 million in the fourth quarter of fiscal 2019 compared to $796 million in the prior year quarter. As a result of the retrospective adoption of certain accounting standards discussed below under “Other Presentation Items”, net cash provided by operating activities for the three months ended September 30, 2018 decreased by $119 million with a corresponding decrease to net cash used for investing activities.

During the fourth quarter, the Company received $70 million of insurance proceeds related to Hurricane Michael. Of the $70 million, $61 million was included in net cash provided by operating activities and $9 million was included in net cash used for investing activities.

Total debt was $10.06 billion at September 30, 2019, or $9.83 billion excluding $228 million of unamortized fair market value step-up of debt acquired in mergers and acquisitions. Total debt in the fourth quarter of fiscal 2019 declined by $475 million sequentially. During the fourth quarter of fiscal 2019, the Company invested $392 million in capital expenditures and paid $117 million in dividends to stockholders.

Segment Results

Effective with the first quarter of fiscal 2019, the Company aligned its financial results for all periods presented in this release to move its merchandising displays operations from its Consumer Packaging segment to its Corrugated Packaging segment. Additionally, beginning in the first quarter of fiscal 2019, the Company began conducting its recycling operations primarily as a procurement function. As a result, no recycling net sales have been recorded and the margin from the Company’s recycling operations has reduced cost of goods sold.

The Company’s segment performance for the three months ended September 30, 2019 and September 30, 2018 (in millions):

Corrugated Packaging Segment

	Three Months Ended
	Sep. 30, 2019	Sep. 30, 2018	Change

Segment net sales	$3,019.4	$2,537.4	$482.0
Less: Recycling net sales	-	(112.7)	112.7
Segment net sales, excluding Recycling	$3,019.4	$2,424.7	$594.7

Segment income	$449.8	$385.4	$64.4
Depreciation	190.0	146.5	43.5
Amortization	58.0	29.3	28.7
Segment EBITDA	697.8	561.2	136.6
Adjustments (1)	(57.5)	0.7	(58.2)
Adjusted Segment EBITDA	$640.3	$561.9	$78.4

(1) See the Adjusted Net Income tables on page 12 and 13 for adjustments

Operating Highlights for the Three Months Ended September 30, 2019 compared to September 30, 2018:

  Segment net sales increased $482 million, or $595 million when the prior year quarter is adjusted to exclude recycling net sales. The increase in segment net sales was primarily due to $755 million from the acquired KapStone operations, which was partially offset by $107 million of lower volumes and $70 million of lower selling price/mix.
  The Corrugated Packaging segment delivered Segment EBITDA margin of 23.1% and North American Adjusted Segment EBITDA margin of 23.2%, an increase of 100 basis points and a decrease of 110 basis points, respectively, compared to the prior year quarter.
  North American box shipments increased 18.9% on a per day basis, and approximately 2.2% on an organic basis.
  Segment income increased $64 million due primarily to:
    $70 million of insurance proceeds related to Hurricane Michael that were partially offset by $7 million of direct costs in the quarter ($53 million of insurance proceeds were excluded from Adjusted Segment EBITDA);
    $45 million of contribution from the acquired KapStone operations before economic downtime, an estimated $41 million of productivity improvements and an estimated $32 million of cost deflation. These items were partially offset by $68 million of lower selling price/mix, $39 million of lower volumes and an estimated $15 million related to 97,000 tons of economic downtime, as well as other costs; and
    Other items including $11 million recorded for an estimated Brazilian indirect tax receivable ($7 million was excluded from Adjusted Segment EBITDA) and an estimated $8 million impact from Hurricane Dorian on the current quarter, similar to weather impacts we experienced in the prior year quarter.
  The Company recorded $10 million of pre-tax income, or $0.03 per diluted share, for the receipt of business interruption insurance proceeds related to Hurricane Michael compared to $15 million, or $0.04 per diluted share, which was included in the Company’s guidance for the quarter.

Consumer Packaging Segment

	Three Months Ended
	Sep. 30, 2019	Sep. 30, 2018	Change

Segment net sales	$1,668.8	$1,709.3	$(40.5)

Segment income	$135.0	$130.2	$4.8
Depreciation	81.0	84.3	(3.3)
Amortization	52.6	52.6	-
Segment EBITDA	268.6	267.1	1.5
Adjustments (1)	0.5	(9.5)	10.0
Adjusted Segment EBITDA	$269.1	$257.6	$11.5

(1) See Adjusted Net Income tables on page 12 and 13 for adjustments

Operating Highlights for the Three Months Ended September 30, 2019 compared to September 30, 2018:

  Segment net sales decreased $41 million due to $29 million of lower volumes, as paperboard volumes were partially offset by gains in converting shipments, and $18 million of unfavorable foreign currency impacts. These items were partially offset by $7 million from acquisitions.
  The Consumer Packaging segment delivered Segment EBITDA margin and Adjusted Segment EBITDA margin of 16.1% each, an increase of 50 basis points and 100 basis points, respectively, compared to the prior year quarter.
  Segment income increased $5 million primarily due to an estimated $22 million of productivity improvements, $6 million of cost deflation and $3 million of higher selling price/mix, which were partially offset by $18 million of lower volumes, as well as other costs. The prior year quarter included a $10 million favorable acquisition reserve adjustment.

Other Presentation Items

Due to the October 1, 2018 retrospective adoption of ASU 2017-07 “Compensation: Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost”, the Company has presented the non-service components of its pension and other postretirement income separately from the service components (now as “pension and other postretirement non-service income”) and outside the subtotal of operating income (formerly in “cost of goods sold” and “selling, general and administrative, excluding intangible amortization”). The Company’s condensed consolidated statements of income have been recast for the prior fiscal periods.

The Company’s condensed consolidated statements of cash flows have been recast for all periods presented in this release to reflect the retrospective adoption of certain accounting standards, notably ASU 2016-15 “Classification of Certain Cash Receipts and Cash Payments” on October 1, 2018. The adoption of ASU 2016-15 resulted in a change in classification of proceeds received for beneficial interests obtained from selling certain trade receivables as investing activities instead of operating activities in the statement of cash flows. The Company modified the accounts receivable factoring arrangement at the end of fiscal 2018; therefore, there was no current year impact. The Company also adopted the provisions of ASU 2016-18, “Restricted Cash” on October 1, 2018 on a retrospective basis. As a result, the Company has included amounts generally described as restricted cash and restricted cash equivalents with cash and cash equivalents when reconciling the beginning-of-period and end-of-period amounts shown on the condensed consolidated statements of cash flows.

Net cash provided by operating activities for the three and twelve months ended September 30, 2018 decreased by $119 million and $490 million, respectively, with a corresponding decrease to net cash used for investing activities of $119 million and $484 million, respectively, and increases of $0 million and $6 million in cash, cash equivalents, and restricted cash in each period as a result of these retrospective adoptions.

The Company aligned its segment results for all periods presented in this release to allocate certain previously non-allocated costs and certain pension and other postretirement non-service income to its reportable segments. The Company has also aligned its financial results for all periods presented in this release as discussed under “Segment Results”.

Conference Call

WestRock will host a conference call to discuss its results of operations for the fiscal fourth quarter and full fiscal year ended September 30, 2019 and other topics that may be raised during the discussion at 8:30 a.m., Eastern Time, on Thursday, November 7, 2019. The conference call, which will be webcast live, an accompanying slide presentation, and this release can be accessed at ir.westrock.com.

Investors who wish to participate in the webcast via teleconference should dial 833-287-0804 (inside the U.S.) or 647-689-4463 (outside the U.S.) at least 15 minutes prior to the start of the call and enter the passcode 1190558. Replays of the call can be accessed at ir.westrock.com.

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide differentiated paper and packaging solutions that help them win in the marketplace. WestRock’s team members support customers around the world from locations spanning North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Cautionary Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements that (i) we remain focused on organic growth, including partnering with our customers to develop fiber-based packaging solutions that help them meet their sustainability goals, (ii) with uncertain macro-economic conditions, we are acting to deliver on our productivity and cash flow generation goals, (iii) we expect to shut down one paper machine in fiscal 2020 and reduce linerboard capacity by approximately 288,000 tons in connection with the reconfiguration of our North Charleston, South Carolina, mill, (iv) after the shutdown, the mill will focus on manufacturing differentiated DuraSorb® and KraftPak® products and (v) we anticipate that the reconfiguration will reduce costs by $40 million on an annual run rate basis. With respect to these statements, WestRock has made assumptions regarding, among other things, our ability to effectively integrate the operations of KapStone; the results and impacts of acquisitions; economic, competitive and market conditions generally; volumes and price levels of purchases by customers; competitive conditions in WestRock's businesses and possible adverse actions of customers, competitors and suppliers; labor costs; the amount and timing of capital expenditures, including installation costs, project development and implementation costs, severance and other shutdown costs; restructuring costs; utilization of real property that is subject to the restructurings due to realizable values from the sale of such property; credit availability; and raw material and energy costs. WestRock's businesses are subject to a number of risks that would affect any such forward-looking statements including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of severe weather or a natural disaster or other unanticipated problems, or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions; our desire or ability to continue to repurchase company stock; the impact of the Tax Cuts and Jobs Act; our ability to realize anticipated synergies from the KapStone acquisition; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2018. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

WestRock Company
Condensed Consolidated Statements of Income
In millions, except per share amounts (unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Net sales	$4,651.6	$4,236.6	$18,289.0	$16,285.1
Cost of goods sold	3,572.9	3,304.6	14,540.0	12,923.1
Selling, general and administrative, excluding intangible amortization	427.8	389.3	1,715.2	1,546.6
Selling, general and administrative intangible amortization	102.5	73.3	400.2	296.6
(Gain) loss on disposal of assets	(3.9)	3.5	(41.2)	10.1
Multiemployer pension withdrawal (income) expense	(4.6)	-	(6.3)	184.2
Land and Development impairments	-	2.6	13.0	31.9
Restructuring and other costs	66.6	40.3	173.7	105.4
Operating profit	490.3	423.0	1,494.4	1,187.2
Interest expense, net	(114.0)	(74.0)	(431.3)	(293.8)
Loss on extinguishment of debt	(0.4)	(0.1)	(5.1)	(0.1)
Pension and other postretirement non-service income	19.3	24.8	74.2	95.3
Other income (expense), net	4.7	(0.6)	2.4	12.7
Equity in income of unconsolidated entities	1.8	2.3	10.1	33.5
Income before income taxes	401.7	375.4	1,144.7	1,034.8
Income tax (expense) benefit	(89.3)	(95.4)	(276.8)	874.5
Consolidated net income	312.4	280.0	867.9	1,909.3
Less: Net income attributable to noncontrolling interests	(1.6)	(0.4)	(5.0)	(3.2)
Net income attributable to common stockholders	$310.8	$279.6	$862.9	$1,906.1

Computation of diluted earnings per share under the two-class method (in millions, except per share data):

Net income attributable to common stockholders	$310.8	$279.6	$862.9	$1,906.1
Less: Distributed and undistributed income available to participating securities	(0.1)	-	(0.1)	(0.2)
Distributed and undistributed income available to common stockholders	$310.7	$279.6	$862.8	$1,905.9

Diluted weighted average shares outstanding	259.0	259.2	259.1	259.8

Diluted earnings per share	$1.20	$1.08	$3.33	$7.34

WestRock Company
Segment Information
In millions (unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net sales:

Corrugated Packaging	$3,019.4	$2,537.4	$11,816.7	$9,693.0
Consumer Packaging	1,668.8	1,709.3	6,606.0	6,617.5
Land and Development	0.1	39.5	23.4	142.4
Intersegment Eliminations	(36.7)	(49.6)	(157.1)	(167.8)
Total net sales	$4,651.6	$4,236.6	$18,289.0	$16,285.1

Income before income taxes:

Corrugated Packaging	$449.8	$385.4	$1,399.6	$1,240.0
Consumer Packaging	135.0	130.2	388.1	445.1
Land and Development	(0.3)	(2.8)	2.5	22.5
Total segment income	584.5	512.8	1,790.2	1,707.6

Gain on sale of certain closed facilities	4.8	-	52.6	-
Multiemployer pension withdrawal income (expense)	4.6	-	6.3	(184.2)
Land and Development impairments	-	(2.6)	(13.0)	(31.9)
Restructuring and other costs	(66.6)	(40.3)	(173.7)	(105.4)
Non-allocated expenses	(15.9)	(19.8)	(83.7)	(70.1)
Interest expense, net	(114.0)	(74.0)	(431.3)	(293.8)
Loss on extinguishment of debt	(0.4)	(0.1)	(5.1)	(0.1)
Other income (expense), net	4.7	(0.6)	2.4	12.7
Income before income taxes	$401.7	$375.4	$1,144.7	$1,034.8

WestRock Company
Condensed Consolidated Statements of Cash Flows
In millions (unaudited)
	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Consolidated net income	$312.4	$280.0	$867.9	$1,909.3
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	383.1	314.3	1,511.2	1,252.2
Cost of real estate sold	-	37.4	17.3	121.2
Deferred income tax expense (benefit)	0.7	93.3	37.1	(1,069.4)
Share-based compensation expense	12.9	17.6	64.2	66.8
Pension and other postretirement funding (more) than expense (income)	(17.0)	(22.4)	(61.3)	(96.8)
Multiemployer pension withdrawal (income) expense	(4.6)	-	(6.3)	184.2
Land and Development impairments	-	2.6	13.0	31.9
Other impairment adjustments	27.8	1.6	38.3	13.5
(Gain) loss on disposal of plant and equipment and other, net	(3.8)	2.1	(43.0)	2.9
Other	(18.7)	(49.1)	(80.2)	(96.3)
Changes in operating assets and liabilities, net of acquisitions / divestitures:
Accounts receivable	179.0	(132.7)	272.9	(580.1)
Inventories	(71.0)	(31.3)	(110.5)	(72.1)
Other assets	47.1	52.2	(124.6)	(67.7)
Accounts payable	87.2	191.3	(39.1)	180.3
Income taxes	36.7	47.4	7.2	130.6
Accrued liabilities and other	(61.2)	(8.7)	(53.9)	20.7
Net cash provided by operating activities	910.6	795.6	2,310.2	1,931.2

Investing activities:

Capital expenditures	(392.3)	(334.4)	(1,369.1)	(999.9)
Cash paid for purchase of businesses, net of cash acquired	(5.9)	(51.7)	(3,374.2)	(239.9)
Cash receipts on sold trade receivables	-	115.5	-	461.6
Investment in unconsolidated entities	(0.8)	(3.2)	(11.2)	(114.3)
Proceeds from sale of property, plant and equipment	10.8	0.9	119.1	23.3
Proceeds from property, plant and equipment insurance settlement	9.0	1.7	25.5	7.9
Other	0.3	(0.1)	30.3	46.2
Net cash used for investing activities	(378.9)	(271.3)	(4,579.6)	(815.1)

Financing activities:

Proceeds from issuance of notes	-	-	2,498.2	1,197.3
(Repayments) additions to revolving credit facilities	(10.5)	(115.8)	37.2	(115.5)
Additions to debt	620.6	1.1	5,061.6	855.2
Repayments of debt	(966.6)	(10.2)	(5,631.6)	(2,032.9)
Changes in commercial paper, net	(106.4)	-	339.2	-
Other financing (repayments) additions	(3.2)	(3.9)	10.0	(24.2)
Issuances of common stock, net of related minimum tax withholdings	9.7	3.4	18.3	26.6
Purchases of common stock	-	(94.3)	(88.6)	(195.1)
Cash dividends paid to stockholders	(117.2)	(111.2)	(467.9)	(440.9)
Cash distributions paid to noncontrolling interests	(0.9)	(6.7)	(4.3)	(33.3)
Other	15.2	1.7	8.1	7.7
Net cash (used for) provided by financing activities	(559.3)	(335.9)	1,780.2	(755.1)

Effect of exchange rate changes on cash and cash equivalents	0.1	(4.2)	4.0	(28.2)
(Decrease) increase in cash and cash equivalents and restricted cash	(27.5)	184.2	(485.2)	332.8
Cash and cash equivalents, and restricted cash at beginning of period	179.1	452.6	636.8	304.0
Cash and cash equivalents, and restricted cash at end of period	$151.6	$636.8	$151.6	$636.8

Supplemental disclosure of cash flow information:

Cash paid (received) during the period for:
Income taxes, net of refunds	$48.0	$(48.3)	$226.1	$60.5
Interest, net of amounts capitalized	$162.6	$133.2	$412.5	$284.4

WestRock Company
Condensed Consolidated Balance Sheets
In millions (unaudited)

	September 30,	September 30,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$151.6	$636.8
Accounts receivable (net of allowances of $53.2 and $49.7)	2,193.2	2,010.7
Inventories	2,107.5	1,829.6
Other current assets	496.2	248.5
Assets held for sale	25.8	59.5
Total current assets	4,974.3	4,785.1

Property, plant and equipment, net	11,189.5	9,082.5
Goodwill	7,285.6	5,577.6
Intangibles, net	4,059.5	3,122.0
Restricted assets held by special purpose entities	1,274.3	1,281.0
Prepaid pension asset	224.7	420.0
Other assets	1,148.8	1,092.3
Total Assets	$30,156.7	$25,360.5

Liabilities and Equity
Current liabilities:
Current portion of debt	$561.1	$740.7
Accounts payable	1,831.8	1,716.8
Accrued compensation and benefits	470.4	399.3
Other current liabilities	571.8	476.5
Total current liabilities	3,435.1	3,333.3

Long-term debt due after one year	9,502.3	5,674.5
Pension liabilities, net of current portion	294.0	261.3
Postretirement medical liabilities, net of current portion	162.1	134.8
Non-recourse liabilities held by special purpose entities	1,145.2	1,153.7
Deferred income taxes	2,878.0	2,321.5
Other long-term liabilities	1,053.9	994.8
Redeemable noncontrolling interests	1.9	4.2

Total stockholders' equity	11,669.9	11,469.4
Noncontrolling interests	14.3	13.0
Total Equity	11,684.2	11,482.4
Total Liabilities and Equity	$30,156.7	$25,360.5

Non-GAAP Financial Measures and Reconciliations

WestRock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide investors and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating WestRock’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, WestRock’s GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Net Sales and Segment Net Sales Adjusted for Recycling Net Sales

WestRock uses the non-GAAP financial measures “Net sales, excluding Recycling”, and “Segment net sales, excluding Recycling”. Management believes these measures are useful to investors to assess the results of the Corrugated Packaging segment across comparative periods given that we had no recycling net sales in fiscal 2019, since at the end of fiscal 2018 we began conducting our recycling operations primarily as a procurement function. The consolidated financial results and Corrugated Packaging segment tables include reconciliations of these non-GAAP financial measures.

Adjusted Segment EBITDA and Adjustments to Segment EBITDA

WestRock uses the non-GAAP financial measure “Adjusted Segment EBITDA”, along with other factors, to evaluate our segment performance. Management believes adjusting “Segment EBITDA” for certain items provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance across periods or relative to our peers, and that adjusting “Segment EBITDA” to “Adjusted Segment EBITDA” more closely aligns those results to the adjustments in Adjusted Net Income that relate to “Segment EBITDA”. The consolidated financial results and segment tables include a reconciliation of “Adjusted Segment EBITDA” to “Segment EBITDA” by adding certain “Adjustments” to “Segment EBITDA”. These “Adjustments” are reflected in the “Adjusted Net Income” reconciliation tables below.

Adjusted Segment Sales and Adjusted Segment EBITDA Margins

With respect to Adjusted Segment Sales, management believes that adjusting Segment Sales for trade sales is consistent with how peers present their sales for purposes of computing margins and helps analysts compare companies in the same peer group. WestRock uses the non-GAAP financial measure “Adjusted Segment EBITDA Margins”, along with other factors, to evaluate our segment performance against our peers. Management believes this measure is also useful to investors to evaluate WestRock’s performance relative to its peers. “Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Segment EBITDA by Segment sales. “Adjusted Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Adjusted Segment EBITDA by Adjusted Segment Sales.

Adjusted Net Income, Adjusted Earnings per Diluted Share

WestRock uses the non-GAAP financial measures “Adjusted Net Income” and “Adjusted Earnings Per Diluted Share”. Management believes these measures provide WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance because they exclude restructuring and other costs and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock and its board of directors use these measures to evaluate WestRock’s performance relative to other periods. WestRock believes that the most directly comparable GAAP measures are Net income attributable to common stockholders, represented in the table below as the GAAP Results for Consolidated net income (i.e. Net of Tax) plus Noncontrolling interests, and Earnings per diluted share, respectively. This release includes a reconciliation of Earnings per diluted share to Adjusted earnings per diluted share. Set forth below is a reconciliation of Adjusted net income to Net income attributable to common stockholders (in millions):

	Three Months Ended September 30, 2019

	Adjustments to Segment EBITDA			Consolidated Results

	Corrugated Packaging	Consumer Packaging	L&D and Other	Pre-Tax	Tax	Net of Tax
GAAP Results (1)				$401.7	$(89.3)	$312.4
Restructuring and other items	n/a	n/a	n/a	66.6	(15.2)	51.4
Direct expenses from Hurricane Michael, net of related proceeds	(53.1)	-	-	(53.1)	13.0	(40.1)
Accelerated depreciation on major capital projects and certain plant closures	n/a	n/a	n/a	15.1	(3.7)	11.4
Losses at closed plants, transition and start-up costs	3.0	0.5	-	4.3	(1.0)	3.3
Gain on sale of certain closed facilities	n/a	n/a	n/a	(4.8)	1.2	(3.6)
Loss on extinguishment of debt	n/a	n/a	n/a	0.4	(0.2)	0.2
Land and Development impairment and operating results	n/a	n/a	0.3	0.3	(0.1)	0.2
Brazil indirect tax	(6.6)	-	-	(7.3)	2.1	(5.2)
Multiemployer pension withdrawal	n/a	n/a	n/a	(4.6)	1.2	(3.4)
Other	(0.8)	-	(4.5)	(4.1)	0.9	(3.2)
Adjustments/ Adjusted Results	$(57.5)	$0.5	$(4.2)	$414.5	$(91.1)	$323.4
Noncontrolling interests						(1.6)
Adjusted Net Income						$321.8

(1) The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes", "Income tax (expense) benefit" and "Consolidated net income", respectively, as reported on the statements of income.

	Twelve Months Ended September 30, 2019

	Adjustments to Segment EBITDA			Consolidated Results

	Corrugated Packaging	Consumer Packaging	L&D and Other	Pre-Tax	Tax	Net of Tax
GAAP Results (1)				$1,144.7	$(276.8)	$867.9
Restructuring and other items	n/a	n/a	n/a	173.7	(28.1)	145.6
Inventory stepped up in purchase accounting, net of LIFO	24.7	-	-	24.7	(6.0)	18.7
Direct expenses from Hurricane Michael, net of related proceeds	(10.8)	-	-	(10.8)	2.6	(8.2)
Accelerated depreciation on major capital projects and certain plant closures	n/a	n/a	n/a	42.1	(10.5)	31.6
Interest accretion and other	n/a	n/a	n/a	(5.5)	1.3	(4.2)
Losses at closed plants, transition and start-up costs	13.2	3.4	-	19.7	(5.6)	14.1
Gain on sale of certain closed facilities	n/a	n/a	n/a	(52.6)	12.9	(39.7)
Loss on extinguishment of debt	n/a	n/a	n/a	5.1	(1.3)	3.8
Land and Development impairment and operating results	n/a	n/a	(2.5)	10.5	(2.6)	7.9
Impact of the Tax Cuts and Jobs Act	n/a	n/a	n/a	-	4.1	4.1
Brazil indirect tax	(6.6)	-	-	(7.3)	2.1	(5.2)
Multiemployer pension withdrawal	n/a	n/a	n/a	(4.6)	1.2	(3.4)
Other	0.5	0.5	(1.8)	3.9	(1.0)	2.9
Adjustments/ Adjusted Results	$21.0	$3.9	$(4.3)	$1,343.6	$(307.7)	$1,035.9
Noncontrolling interests						(5.0)
Adjusted Net Income						$1,030.9

(1) The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes", "Income tax (expense) benefit" and "Consolidated net income", respectively, as reported on the statements of income.

	Three Months Ended September 30, 2018

	Adjustments to Segment EBITDA			Consolidated Results

	Corrugated Packaging	Consumer Packaging	L&D and Other	Pre-Tax	Tax	Net of Tax
GAAP Results (1)				$375.4	$(95.4)	$280.0
Impact of Tax Cuts and Jobs Act	n/a	n/a	n/a	-	17.4	17.4
Restructuring and other items	n/a	n/a	n/a	40.3	(9.7)	30.6
Land and Development impairment and operating results	n/a	n/a	2.7	3.4	(1.0)	2.4
Losses at closed plants and transition costs	0.7	0.6	n/a	1.3	(0.3)	1.0
Accelerated depreciation on major capital projects	n/a	n/a	n/a	7.8	(2.1)	5.7
Loss on extinguishment of debt	n/a	n/a	n/a	0.1	-	0.1
Consumer Packaging segment acquisition reserve adj.	n/a	(10.1)	n/a	(10.1)	2.6	(7.5)
Acquisition bridge and other financing fees	n/a	n/a	n/a	1.9	(0.5)	1.4
Gain on sale of waste services	n/a	n/a	n/a	-	0.7	0.7
Other	n/a	n/a	0.3	4.4	(0.2)	4.2
Adjusted Results	$0.7	$(9.5)	$3.0	$424.5	$(88.5)	$336.0
Noncontrolling interests						(0.4)
Adjusted Net Income						$335.6

	Twelve Months Ended September 30, 2018

	Adjustments to Segment EBITDA			Consolidated Results

	Corrugated Packaging	Consumer Packaging	L&D and Other	Pre-Tax	Tax	Net of Tax
GAAP Results (1)				$1,034.8	$874.5	$1,909.3
Impact of Tax Cuts and Jobs Act	n/a	n/a	n/a	-	(1,096.9)	(1,096.9)
Multiemployer pension withdrawal	n/a	n/a	n/a	183.3	(47.7)	135.6
Restructuring and other items	n/a	n/a	n/a	105.4	(26.3)	79.1
Inventory stepped-up in purchase accounting, net of LIFO	1.0	n/a	n/a	1.0	(0.3)	0.7
Land and Development impairment and operating results	n/a	n/a	(23.2)	6.9	(1.6)	5.3
Losses at closed plants and transition costs	12.9	5.6	n/a	19.4	(5.0)	14.4
Accelerated depreciation on major capital projects	n/a	n/a	n/a	27.0	(7.4)	19.6
Loss on extinguishment of debt	n/a	n/a	n/a	0.1	-	0.1
Consumer Packaging segment acquisition reserve adj.	n/a	(20.1)	n/a	(20.1)	5.2	(14.9)
Acquisition bridge and other financing fees	n/a	n/a	n/a	12.0	(3.1)	8.9
Gain on sale of waste services	n/a	n/a	n/a	(12.3)	4.4	(7.9)
Other	2.7	n/a	3.6	13.7	(1.9)	11.8
Adjusted Results	$16.6	$(14.5)	$(19.6)	$1,371.2	$(306.1)	$1,065.1
Noncontrolling interests						(3.2)
Adjusted Net Income						$1,061.9

Adjusted Earnings per Diluted Share

Set forth below is a reconciliation of Adjusted earnings per diluted share to Earnings per diluted share.

	Three Months Ended		Twelve Months Ended
	Sep. 30, 2019	Sep. 30, 2018	Sep. 30, 2019	Sep. 30, 2018

Earnings per diluted share	$1.20	$1.08	$3.33	$7.34

Restructuring and other items	0.20	0.11	0.56	0.30
Inventory stepped-up in purchase accounting, net of LIFO	-	-	0.07	-
Direct expenses from Hurricane Michael, net of related proceeds	(0.16)	-	(0.03)	-
Accelerated depreciation on major capital projects and certain plant closures	0.04	0.02	0.12	0.08
Interest accretion and other	-	-	(0.02)	-
Losses at closed plants, transition and start-up costs	0.01	-	0.05	0.06
Gain on sale of certain closed facilities	(0.01)	-	(0.15)	-
Loss on extinguishment of debt	-	-	0.02	-
Land and Development impairment and operating results	-	0.01	0.03	0.02
Impact of Tax Cuts and Jobs Act	-	0.07	0.02	(4.22)
Multiemployer pension withdrawal (income) expense	(0.01)	-	(0.01)	0.52
Brazil indirect tax	(0.02)	-	(0.02)	-
Consumer Packaging segment acquisition reserve adjustments	-	(0.03)	-	(0.06)
Acquisition bridge and other financing fees	-	0.01	-	0.03
Gain on sale of waste services	-	-	-	(0.03)
Other	(0.01)	0.02	0.01	0.05
Adjusted earnings per diluted share	$1.24	$1.29	$3.98	$4.09

Set forth below are reconciliations of Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins to the most directly comparable GAAP measures, Segment Sales and Segment Income, for the quarter and fiscal year ended September 30, 2019 and 2018 (in millions, except percentages):

Reconciliation for the Quarter Ended September 30, 2019

	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment sales / Net sales	$3,019.4	$1,668.8	$0.1	$(36.7)	$4,651.6
Less: Trade sales	(106.0)	-	-	-	(106.0)
Adjusted Segment Sales	$2,913.4	$1,668.8	$0.1	$(36.7)	$4,545.6

Segment income (loss)	$449.8	$135.0	$(0.3)	$-	$584.5
Non-allocated expenses	-	-	-	(15.9)	(15.9)
Depreciation & amortization	248.0	133.6	-	1.5	383.1
Segment EBITDA	697.8	268.6	(0.3)	(14.4)	951.7
Adjustments (1)	(57.5)	0.5	0.3	(4.5)	(61.2)
Adjusted Segment EBITDA	$640.3	$269.1	$-	$(18.9)	$890.5

Segment EBITDA Margins	23.1%	16.1%
Adj. Segment EBITDA Margins	22.0%	16.1%

(1) See the Adjusted Net Income tables on page 12 for adjustments

Corrugated Reconciliation for the Quarter Ended September 30, 2019

	North American Corrugated	Brazil Corrugated	Other (1)	Total Corrugated Packaging

Segment sales	$2,630.7	$116.0	$272.7	$3,019.4
Less: Trade sales	(106.0)	-	-	(106.0)
Adjusted Segment Sales	$2,524.7	$116.0	$272.7	$2,913.4

Segment income	$410.0	$31.0	$8.8	$449.8
Depreciation & amortization	226.9	14.7	6.4	248.0
Segment EBITDA	636.9	45.7	15.2	697.8
Adjustments (2)	(51.2)	(5.9)	(0.4)	(57.5)
Adjusted Segment EBITDA	$585.7	$39.8	$14.8	$640.3

Segment EBITDA Margins	24.2%	39.4%		23.1%
Adj. Segment EBITDA Margins	23.2%	34.3%		22.0%

(1) The "Other" column includes our Victory Packaging and India corrugated operations.
(2) See the Adjusted Net Income tables on page 12 for adjustments

Reconciliation for the Quarter Ended September 30, 2018

	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment sales / Net sales	$2,537.4	$1,709.3	$39.5	$(49.6)	$4,236.6
Less: Recycling sales	(112.7)	-	-	6.6	(106.1)
	2,424.7	1,709.3	39.5	(43.0)	4,130.5
Less: Trade sales	(118.3)	-	-	-	(118.3)
Adjusted Segment Sales	$2,306.4	$1,709.3	$39.5	$(43.0)	$4,012.2

Segment income (loss)	$385.4	$130.2	$(2.8)	$-	$512.8
Non-allocated expenses	-	-	-	(19.8)	(19.8)
Depreciation & amortization	175.8	136.9	0.1	1.5	314.3
Segment EBITDA	561.2	267.1	(2.7)	(18.3)	807.3
Adjustments (1)	0.7	(9.5)	2.7	0.3	(5.8)
Adjusted Segment EBITDA	$561.9	$257.6	$-	$(18.0)	$801.5

Segment EBITDA Margins	22.1%	15.6%
Adj. Segment EBITDA Margins	24.4%	15.1%

(1) See the Adjusted Net Income tables on page 13 for adjustments

Corrugated Reconciliation for the Quarter Ended September 30, 2018

	North American Corrugated	Brazil Corrugated	Other (1)	Total Corrugated Packaging

Segment sales	$2,293.9	$111.9	$131.6	$2,537.4
Less: Recycling sales	-	-	(112.7)	(112.7)
	2,293.9	111.9	18.9	2,424.7
Less: Trade sales	(118.3)	-	-	(118.3)
Adjusted Segment Sales	$2,175.6	$111.9	$18.9	$2,306.4

Segment income (loss)	$371.0	$15.5	$(1.1)	$385.4
Depreciation & amortization	157.6	14.8	3.4	175.8
Segment EBITDA	528.6	30.3	2.3	561.2
Adjustments (2)	0.6	-	0.1	0.7
Adjusted Segment EBITDA	$529.2	$30.3	$2.4	$561.9

Segment EBITDA Margins	23.0%	27.1%		22.1%
Adj. Segment EBITDA Margins	24.3%	27.1%		24.4%

(1) The "Other" column includes our Recycling and India corrugated operations.
(2) See the Adjusted Net Income tables on page 13 for adjustments

Reconciliation for the Year Ended September 30, 2019

	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment sales / Net sales	$11,816.7	$6,606.0	$23.4	$(157.1)	$18,289.0
Less: Trade sales	(401.5)	-	-	-	(401.5)
Adjusted Segment Sales	$11,415.2	$6,606.0	$23.4	$(157.1)	$17,887.5

Segment income	$1,399.6	$388.1	$2.5	$-	$1,790.2
Non-allocated expenses	-	-	-	(83.7)	(83.7)
Depreciation & amortization	950.6	552.1	-	8.5	1,511.2
Segment EBITDA	2,350.2	940.2	2.5	(75.2)	3,217.7
Adjustments (1)	21.0	3.9	(2.5)	(1.8)	20.6
Adjusted Segment EBITDA	$2,371.2	$944.1	$-	$(77.0)	$3,238.3

Segment EBITDA Margins	19.9%	14.2%
Adj. Segment EBITDA Margins	20.8%	14.3%

(1) See the Adjusted Net Income tables on page 12 for adjustments

Corrugated Reconciliation for the Year Ended September 30, 2019

	North American Corrugated	Brazil Corrugated	Other (1)	Total Corrugated Packaging

Segment sales	$10,407.8	$437.2	$971.7	$11,816.7
Less: Trade sales	(401.5)	-	-	(401.5)
Adjusted Segment Sales	$10,006.3	$437.2	$971.7	$11,415.2

Segment income	$1,314.6	$61.1	$23.9	$1,399.6
Depreciation & amortization	867.2	59.7	23.7	950.6
Segment EBITDA	2,181.8	120.8	47.6	2,350.2
Adjustments (2)	13.2	2.1	5.7	21.0
Adjusted Segment EBITDA	$2,195.0	$122.9	$53.3	$2,371.2

Segment EBITDA Margins	21.0%	27.6%		19.9%
Adj. Segment EBITDA Margins	21.9%	28.1%		20.8%

(1) The "Other" column includes our Victory Packaging and India corrugated operations.
(2) See the Adjusted Net Income tables on page 12 for adjustments

Reconciliation for the Year Ended September 30, 2018

	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment sales / Net sales	$9,693.0	$6,617.5	$142.4	$(167.8)	$16,285.1
Less: Recycling sales	(461.6)	-	-	23.9	(437.7)
	9,231.4	6,617.5	142.4	(143.9)	15,847.4
Less: Trade sales	(385.8)	-	-	-	(385.8)
Adjusted Segment Sales	$8,845.6	$6,617.5	$142.4	$(143.9)	$15,461.6

Segment income	$1,240.0	$445.1	$22.5	$-	$1,707.6
Non-allocated expenses	-	-	-	(70.1)	(70.1)
Depreciation & amortization	700.5	546.5	0.7	4.5	1,252.2
Segment EBITDA	1,940.5	991.6	23.2	(65.6)	2,889.7
Adjustments (1)	16.6	(14.5)	(23.2)	3.6	(17.5)
Adjusted Segment EBITDA	$1,957.1	$977.1	$-	$(62.0)	$2,872.2

Segment EBITDA Margins	20.0%	15.0%
Adj. Segment EBITDA Margins	22.1%	14.8%

(1) See the Adjusted Net Income tables on page 13 for adjustments

Corrugated Reconciliation for the Year Ended September 30, 2018

	North American Corrugated	Brazil Corrugated	Other (1)	Total Corrugated Packaging

Segment sales	$8,714.9	$439.5	$538.6	$9,693.0
Less: Recycling sales	-	-	(461.6)	(461.6)
	8,714.9	439.5	77.0	9,231.4
Less: Trade sales	(385.8)	-	-	(385.8)
Adjusted Segment Sales	$8,329.1	$439.5	$77.0	$8,845.6

Segment income	$1,179.5	$54.2	$6.3	$1,240.0
Depreciation & amortization	625.6	63.5	11.4	700.5
Segment EBITDA	1,805.1	117.7	17.7	1,940.5
Adjustments (2)	14.0	2.7	(0.1)	16.6
Adjusted Segment EBITDA	$1,819.1	$120.4	$17.6	$1,957.1

Segment EBITDA Margins	20.7%	26.8%		20.0%
Adj. Segment EBITDA Margins	21.8%	27.4%		22.1%

(1) The "Other" column includes our Recycling and India corrugated operations.
(2) See the Adjusted Net Income tables on page 13 for adjustments

Adjusted Operating Cash Flow and Adjusted Free Cash Flow

WestRock uses the non-GAAP financial measures “Adjusted Operating Cash Flow” and “Adjusted Free Cash Flow”. Management believes these measures provide WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance relative to other periods because it excludes certain cash restructuring and other costs, net of tax that management believes are not indicative of the ongoing operating results of the business. We believe “Adjusted Free Cash Flow” provides greater comparability across periods by excluding capital expenditures. WestRock believes that the most directly comparable GAAP measure is “Net cash provided by operating activities”. Set forth below is a reconciliation of “Adjusted Operating Cash Flow” and “Adjusted Free Cash Flow” to Net cash provided by operating activities for the three and twelve months ended September 30, 2019 and September 30, 2018 (in millions):

	Three Months Ended		Twelve Months Ended
	Sep. 30, 2019	Sep. 30, 2018	Sep. 30, 2019	Sep. 30, 2018
Net cash provided by operating activities	$910.6	$795.6	$2,310.2	$1,931.2
Plus: Retrospective accounting policy adoptions	-	118.6	-	489.7
Plus: Cash Restructuring and other costs, net of income tax benefit of $10.1, $4.2, $29.9 and $14.5	31.2	12.0	102.7	41.3
Adjusted Operating Cash Flow	941.8	926.2	2,412.9	2,462.2
Less: Capital expenditures	(392.3)	(334.4)	(1,369.1)	(999.9)
Adjusted Free Cash Flow	$549.5	$591.8	$1,043.8	$1,462.3

Total Debt

Set forth below is a comparison of total debt for selected periods:

	Sep. 30, 2019	June 30, 2019	Dec. 31, 2018
Current portion of debt	$561.1	$779.1	$1,092.8
Long-term debt due after one year	9,502.3	9,759.1	9,728.0
Total debt	$10,063.4	$10,538.2	$10,820.8

Total debt reduction - quarter	$474.8
Total debt reduction - 9 mos.	$757.4

Contacts

Investors:
James Armstrong, 470-328-6327
Vice President, Investor Relations
james.armstrong@westrock.com

John Stakel, 678-291-7901
Senior Vice President – Treasurer
john.stakel@westrock.com

Media:
John Pensec, 470-328-6397
Director, Corporate Communications
mediainquiries@westrock.com